UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

August 10, 2007

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers. Cash America International, Inc. (the “Company”) has named Jerry A. Wackerhagen as the President of its Stores Division. Mr. Wackerhagen will oversee the Company’s store-based pawn and cash advance operations and the services that directly support these stores. Mr. Wackerhagen’s appointment is effective August 12, 2007.

Mr. Wackerhagen, 51, has served as the Company’s Executive Vice President – Chief Information Officer since June 2005, when he joined the Company. Prior to joining the Company, Mr. Wackerhagen served as Chief Executive Officer of EFT Services, Inc., a consumer financial services company based in Columbia, South Carolina from 2001 to 2005. In 2000, he was Vice President of Sales for Trade Management Company, a joint venture between International Business Machines Corporation, Fluor Corporation and the Royal Bank of Canada. From 1999 to 2000, Mr. Wackerhagen was Vice President and Chief Information Officer at AGL Resources. Prior to that, he served as a Principal at IBM Global Services from 1996 to 1999 and as the Vice President and Chief Information Officer of CMI Industries, Inc. from 1991 to 1996.

Also effective August 12, 2007, the Company has named John A. McDorman as the President of its Shared Services Division. Mr. McDorman, age 60, will oversee the Company’s shared services, including Information Technology, New Systems Development, Legal, Compliance, Government Relations, Enterprise Project Management and Marketing. Since 1990, Mr. McDorman has been the Managing Partner of Transition Consulting, a consulting firm assisting organizations with professional development and project management. Prior to founding Transition Consulting, Mr. McDorman was a partner of Accenture. Mr. McDorman received Bachelor of Science and Masters of Business Administration degrees from Southern Methodist University.

Prior to joining the Company, Mr. McDorman provided consulting services to the Company related to its human resources, organizational structure and the development of its new point of sale operating system for several years. Mr. McDorman’s firm was paid $135,748 for such services during 2006, and $55,466 during the first half of 2007.

As President of the Company’s Store Division, Mr. Wackerhagen’s annual base salary will be $420,360, and as President of the Company’s Shared Services Division, Mr. McDorman’s annual base salary will be $320,360. Each will be eligible in 2007 to participate in the Company’s Long Term Incentive Compensation Plan and Short-Term Incentive Compensation Plan. Mr. Wackerhagen has previously entered into an Executive Change-in-Control Severance Agreement with the Company. Mr. McDorman has entered into an Executive Change-in-Control Severance Agreement with the Company, effective as of August 12, 2007. These agreements provide that if the officer is terminated other than for cause within twenty-four months after a “change in control” of the Company (as that term is defined in the agreement), then he or she will be entitled to (1) earned and unpaid salary, (2) a pro-rated portion of the target bonus under the existing bonus plan based on the number of months employed during the year, (3) a lump sum equal to two times the executive’s annual salary, (4) a lump sum equal to two times the greater of (i) the target bonus for the year, or (ii) the actual bonus for the preceding year, (5) immediate vesting of any outstanding unvested cash-based and equity-based long-term incentive awards, (6) continued health benefits for twenty-four months, and (7) executive placement services from an executive search/placement firm. In addition, the Company would be obligated to pay the officer an amount sufficient to cover the costs of any excise tax that may be triggered by the payments referred to in the preceding sentence, together with an amount sufficient to cover his or her additional state and federal income, excise, and employment taxes that may arise on this additional payment. Mr. Wackerhagen’s agreement has been filed previously, and Mr. McDorman’s agreement is filed as an exhibit to this Report.

Also, effective as of August 12, 2007, the Company has named Albert Goldstein as the President of its Internet Services Division. Mr. Goldstein will continue to oversee the Company’s Internet based operations and the services that directly support these operations. Mr. Goldstein has served as the Company’s Executive Vice President – Internet Lending since the Company acquired substantially all of the assets of The Check Giant, LLC, d/b/a CashNetUSA in September 2006. Notwithstanding this change in title, Mr. Goldstein’s responsibilities and elements of compensation will principally remain the same as they were prior to this change in title.

Compensatory Arrangements.

On August 10, 2007, the Board of Directors of the Company approved setting, effective as of August 12, 2007, the annual base salary of Daniel R. Feehan, the Company’s President and Chief Executive Officer, at $700,000. Additionally, effective as of August 12, 2007, the annual base salary of Thomas A. Bessant, Jr., the Company’s Chief Financial Officer, was set at $350,000. Messrs. Feehan and Bessant will continue to be eligible in 2007 to participate in the Company’s Long Term Incentive Compensation Plan and the Short-Term Incentive Compensation Plan. In connection with the newly established annual base salaries for Messrs. Feehan, Wackerhagen, Bessant and McDorman, they will no longer receive the Company’s auto allowance, professional allowance or club membership perquisites, effective as of August 12, 2007.

Resignation and Retirement of Named Executive Officer

Jerry D. Finn, the Company’s Executive Vice President – Pawn Operations, will resign as the Company’s Executive Vice President – Pawn Operations, and upon transferring his responsibilities to Mr. Wackerhagen, will retire from the Company. He will also provide consulting and other services to the Company through the end of 2009. Further details concerning Mr. Finn’s resignation and retirement have not been finally determined as of the date of this Report and will be filed with an amendment to this Form 8-K once the details are finalized.

Item 7.01.	Regulation FD Disclosure

On August 16, 2007, the Company issued a press release announcing the realignment of its senior management team and the appointments of Jerry A. Wackerhagen as the President of its Stores Division, John A. McDorman as the President of its Shared Services Division and Albert Goldstein as the President of its Internet Services Division.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Executive Change-in-Control Severance Agreement dated August 12, 2007 between the Company and John A. McDorman.

99.1	Press Release dated August 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: August 16, 2007	By:	/s/ J. Curtis Linscott
J. Curtis Linscott, Executive Vice President, Secretary and General Counsel